Exhibit 10.17
PRINCIPAL UNDERWRITING AGREEMENT
     THIS PRINCIPAL UNDERWRITING AGREEMENT made and effective as of the 27th day of May, 2008, by and between TRANSAMERICA CAPITAL, INC. (“TCI”), an Iowa corporation, and MERRILL LYNCH LIFE INSURANCE COMPANY (“MLLIC”), an Arkansas corporation, on its own behalf and on behalf of the separate investment accounts of MLLIC set forth in Exhibit A — Variable Life Products and Exhibit B — Variable Annuity Products attached hereto and made a part hereof (collectively, the “Account”).
WITNESSETH:
     WHEREAS, the Account was established or acquired by MLLIC under the laws of the State of Arkansas, pursuant to a resolution of MLLIC’s Board of Directors in order to set aside the investment assets attributable to certain variable life insurance and annuity contracts (“Contracts”) issued by MLLIC;
     WHEREAS, MLLIC has registered or will register the Account with the Securities and Exchange Commission (“SEC”) as a unit investment trust under the Investment Company Act of 1940, as amended (the “1940 Act”);
     WHEREAS, MLLIC has registered or will register the Contracts under the Securities Act of 1933, as amended (the “1933 Act”);
     WHEREAS, TCI is and will continue to be registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and a member of the Financial Industries Regulatory Authority (the “FINRA”) prior to the offer and sale of the Contracts; and

     WHEREAS, MLLIC proposes to have the Contracts sold and distributed through TCI, and TCI is willing to sell and distribute such Contracts under the terms stated herein;
     NOW, THEREFORE, the parties, intending to be legally bound, hereby agree as follows:
     1. Appointment as Distributor/Principal Underwriter. MLLIC grants to TCI the exclusive right to be, and TCI agrees to serve as, distributor and principal underwriter of the Contracts during the term of this Agreement. TCI agrees to use its best efforts to solicit applications for the Contracts and otherwise perform all duties and functions which are necessary and proper for the distribution of the Contracts.
     2. Prospectus. TCI agrees to offer the Contracts for sale in accordance with the registration statements and prospectus therefor then in effect. TCI is not authorized to give any information or to make any representations concerning the Contracts other than those contained in the current prospectus therefor filed with the SEC or in such sales literature as may be authorized by MLLIC.
     3. Considerations. All premiums, purchase payments or other moneys payable under the Contracts shall be remitted promptly in full together with such application, forms and any other required documentation to MLLIC or its designated servicing agent and shall become the exclusive property of MLLIC. Checks or money orders in payment under the Contracts shall be drawn to the order of “Merrill Lynch Life Insurance Company” and funds may be remitted by wire if prior written approval is obtained from MLLIC.

     4. Copies of Information. On behalf of the Account, MLLIC shall furnish TCI with copies of all prospectuses, financial statements and other documents which TCI reasonably requests for use in connection with the distribution of the Contracts.
     5. Representations. TCI represents that it is (a) duly registered as a broker-dealer under the 1934 Act, (b) a member in good standing of FINRA and (c) to the extent necessary to offer the Contracts, duly registered or otherwise qualified under the securities laws of any state or other jurisdiction. TCI shall be responsible for carrying out its sales and underwriting obligations hereunder in continued compliance with FINRA Rules and federal and state securities and insurance laws and regulations.
6. Other Broker-Dealer Agreements. TCI is hereby authorized to enter into written sales agreements with other independent broker-dealers for the sale of the Contracts. All such sales agreements entered into by TCI shall provide that each independent broker-dealer will assume full responsibility for continued compliance by itself and by its associated persons with FINRA Rules and applicable federal and state securities and insurance laws and shall be in such form and contain such other provisions as MLLIC may from time to time require. All associated persons of such independent broker-dealers soliciting applications for the Contracts shall be duly and appropriately registered by FINRA and licensed and appointed by MLLIC for the sale of Contracts under the insurance laws of the applicable states or jurisdictions in which such Contracts may be lawfully sold. All applications for Contracts solicited by such broker-dealers through their representatives, together with any other required documentation and premiums, purchase payments and other moneys, shall be handled as set forth in paragraph 3 above.

     7. Insurance Licensing and Appointments. MLLIC shall apply for the proper insurance licenses and appointments in appropriate states or jurisdictions for the designated persons associated with TCI or with other independent broker-dealers that have entered into sales agreements with TCI for the sale of Contracts, provided that MLLIC reserves the right to refuse to appoint any proposed registered representative as an agent or broker, and to terminate an agent or broker once appointed.
     8. Recordkeeping. MLLIC and TCI shall cause to be maintained and preserved for the periods prescribed such accounts, books, and other documents as are required of them by the 1940 Act, and 1934 Act, and any other applicable laws and regulations. The books, accounts and records of MLLIC, of the Account, and of TCI as to all transactions hereunder shall be maintained so as to disclose clearly and accurately the nature and details of the transactions. MLLIC (or such other entity engaged by MLLIC for this purpose), on behalf of and as agent for TCI, shall maintain TCI’s books and records pertaining to the sale of Contracts to the extent as mutually agreed upon from time to time by MLLIC and TCI; provided that such books and records shall be the property of TCI, and shall at all times be subject to such reasonable periodic, special or other audit or examination by the SEC, FINRA, any state insurance commissioner and/or all other regulatory bodies having jurisdiction. MLLIC shall be responsible for sending on behalf of and as agent for TCI all required confirmations on customer transactions in compliance with applicable regulations, as modified by an exemption or other relief obtained by MLLIC. TCI shall cause MLLIC to be furnished with such reports as MLLIC may reasonably request for the purpose of meeting its reporting and recordkeeping requirements under the insurance laws of the State of

Arkansas and any other applicable states or jurisdictions. MLLIC agrees that its records relating to the sale of Contracts shall be subject to such reasonable periodic, special or other audit or examination by the SEC, FINRA, and any state insurance commissioner and/or all other regulatory bodies having jurisdiction.
     9. Commissions. MLLIC shall have the responsibility for paying on behalf of TCI (a) any compensation to other independent broker-dealers and their associated persons due under the terms of any sales agreements entered into pursuant to paragraph 6 above, between TCI and such broker-dealers as agreed to by MLLIC and (b) all commissions or other fees to associated persons of TCI which are due for the sale of the Contracts in the amounts and on such terms and conditions as MLLIC and TCI determine. Notwithstanding the preceding sentence, no broker-dealer, associated person or other individual or entity shall have an interest in any deductions or other fees payable to TCI as set forth herein.
     10. Expense Reimbursement. MLLIC shall reimburse TCI for all costs and expenses incurred by TCI in furnishing the services, materials, and supplies required by the terms of this Agreement. The expense to be paid by MLLIC for the services under this agreement must be actual cost incurred by TCI to provide such services so that neither party shall receive a profit nor suffer a loss. TCI shall submit within 30 days prior to the end of each quarter a statement of the estimated amount of the apportioned expenses, if any, for such quarter and MLLIC shall remit payment within 15 days following receipt of such statement. Within 60 days after the end of each fiscal year, TCI shall submit a statement of actual apportioned expenses, if any, for such fiscal year. The difference between the amount of estimated and actual expenses, if any, shall be paid to either party, as the case may be, within 15 days of the receipt of the statement of actual apportioned expenses. Records of such expenses shall be subject to audit at all times by MLLIC and its regulatory authorities.
     11. Indemnification. MLLIC agrees to indemnify TCI for any losses incurred as a result of any action taken or omitted by TCI, or any of its officers, agents or employees, in performing their responsibilities under this Agreement in good faith and without willful misfeasance, gross negligence, or reckless disregard of such obligations.
     12. Regulatory Investigations. TCI and MLLIC agree to cooperate fully in any insurance or judicial regulatory investigation or proceeding arising in connection with Contracts distributed under this Agreement. TCI and MLLIC further agree to cooperate fully in any securities regulatory inspection, inquiry, investigation or proceeding or any judicial proceeding with respect to MLLIC, TCI, their affiliates and their representatives to the extent that such inspection, inquiry, investigation or proceeding or judicial proceeding is in connection with Contracts distributed under this Agreement. Without limiting the foregoing:
     (a) TCI will be notified promptly of any customer complaint or notice of any regulatory inspection, inquiry investigation or proceeding or judicial proceeding received by MLLIC with respect to TCI or any representative or which may affect MLLIC’s issuance of any Contracts marketed under this Agreement; and
     (b) TCI will promptly notify MLLIC of any customer complaint or notice of any regulatory inspection, inquiry, investigation or judicial proceeding received by TCI or any representative with respect to MLLIC or its affiliates in connection with any Contracts distributed under this Agreement.

     In the case of a customer complaint, TCI and MLLIC will cooperate in investigating such complaint and shall arrive at a mutually satisfactory response.
     13. Termination.
     (a) This Agreement may be terminated by either party hereto upon 60 days’ prior written notice to the other party.
     (b) This Agreement may be terminated upon written notice of one party to the other party hereto in the event of bankruptcy or insolvency of such party to which notice is given.
     (c) This Agreement may be terminated at any time upon the mutual written consent of the parties hereto.
     (d) TCI shall not assign or delegate its responsibilities under this Agreement without the written consent of MLLIC.
     (e) Upon termination of this Agreement, all authorizations, rights and obligations shall cease except the obligations to settle accounts hereunder, including payments or premiums or contributions subsequently received for Contracts in effect at the time of termination or issued pursuant to applications received by MLLIC prior to termination.
     14. Regulatory Impact. This Agreement shall be subject to, among other laws, the provisions of the 1940 Act and the 1934 Act and the rules, regulations, and rulings thereunder and of FINRA, from time to time in effect, including such exemptions from the 1940 Act as the SEC may grant, and the terms hereof shall be interpreted and construed in accordance therewith.

     TCI shall submit to all regulatory and administrative bodies having jurisdiction over the operations of the Account, present or future; and will provide any information, reports or other material which any such body by reason of this Agreement may request or require pursuant to applicable laws or regulations.
     15. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.
     16. Choice of Law. This Agreement shall be construed, enforced and governed by the laws of the State of Arkansas.
     17. No Assignment. Neither party may assign its interest in this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed.
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective duly authorized officials as of the day and year first above written.

TRANSAMERICA CAPITAL, INC.
By:
Robert R. Frederick
	Title:	President and Chief Operations Officer

MERRILL LYNCH LIFE INSURANCE COMPANY
By:
Ronald L. Ziegler
	Title:	Senior Vice President

EXHIBIT A — VARIABLE LIFE PRODUCTS
Merrill Lynch Variable Life Separate Account
Merrill Lynch Life Variable Life Separate Account II

EXHIBIT B- VARIABLE ANNUITY PRODUCTS
Merrill Lynch Life Variable Annuity Separate Account
Merrill Lynch Life Variable Annuity Separate Account A
Merrill Lynch Life Variable Annuity Separate Account B
Merrill Lynch Life Variable Annuity Separate Account C
Merrill Lynch Life Variable Annuity Separate Account D

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